Exhibit 99.2(b)

First China Pharmaceutical Group, Inc.

Pro-Forma Consolidated Financial Statements

As of and for the periods ended June 30, 2010

First China Pharmaceutical Group, Inc.

INTRODUCTION AND BASIS OF PRESENTATION
FOR PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

The following pro forma consolidated financial statements give effect to the acquisition of First China Pharmaceutical Group Limited (“Target”) by First China Pharmaceutical Group, Inc. (“FCPG”).

Pursuant to a Share Exchange Agreement dated August 23, 2010, FCPG, a public corporation incorporated in Nevada on July 31, 2007, acquired 100% of the issued and outstanding shares of Target, a private company formed in Hong Kong on April 29, 2010, in exchange for 15,000,000 shares of common stock of FCPG, representing 25% of its total issued and outstanding shares at the time.

The share exchange transaction between Target and FCPG is considered an acquisition and was accounted for as such with FCPG being treated as the accounting and legal parent and Target being treated as the accounting and legal subsidiary. This means the consolidated results of operations of FCPG going forward will include those of FCPG for the period from its inception on July 31, 2007 and those of Target since the date of the acquisition, September 15, 2010.

The following pro forma consolidated balance sheet includes the balance sheets of FCPG and Target as of June 30, 2010, as if the acquisition of Target occurred on that date.

The pro forma consolidated balance sheet and statement of operations should be read in conjunction with the separate historical audited financial statements for FCPG and unaudited combined financial statements for Target,  as follows:

(i)	for FCPG, audited financial statements for the years ended March 31, 2010 and 2009, as filed in FCPG’s annual report on Form 10-K on May 10, 2010;

(ii)
for Target, unaudited combined balance sheets of Target and Kun Ming Xin Yuan Tang Pharmacies Co., Ltd. as of June 30, 2010 and December 31, 2009 and the unaudited combined statements of income and comprehensive income, and cash flows for the six months ended June 30, 2010 and 2009, as filed as Exhibit 99.1(b) of this current report on Form 8-K.

The fiscal year ends of FCPG and Target are March 31 and December 31, respectively.  The pro forma balance sheet and earnings (loss) per share data of FCPG and Target are indicative of their consolidated financial position, had the acquisition occurred on June 30, 2010.

FIRST CHINA PHARMACEUTICAL GROUP, INC.
PRO FORMA CONSOLIDATED BALANCE SHEET

	FCPG June 30, 2010	Target June 30, 2010		Pro-Forma Adjustments June 30, 2010	Pro-Forma Consolidated June 30, 2010
	(A)	(B)		(Note 2)
	$	$		$	$
ASSETS

Current Assets
Cash and cash equivalents	$27	$19,417			$19,444
Other receivables	-	14,164,336			14,164,336
Inventory	-	5,909,293			5,909,293
Prepaid expenses	17	-			17
	44	20,093,046			20,093,090

Plant and Equipment, net	-	3,499			3,499
Intangible assets, net	-	2,607		8,212,461	8,215,068
TOTAL ASSETS	$44	$20,099,152		$8,212,461	$28,311,657

LIABILITIES

Current Liabilities
Short-term borrowings	$-	$859,797			$859,797
Other payable and accrued liabilities	10,250	10,141,168			10,151,418
Income tax payable	-	2,310,648			2,310,648
Due to related party	12,752	-			12,752
	23,002	13,311,613			13,334,615

STOCKHOLDERS' EQUITY

Capital Stock
Authorized – 200,000,000 common shares $0.001 par value;
60,000,000 issued and outstanding	45,000	1,282	(a)	15,000	60,000
			(a)	(1,282)

Additional Paid-in Capital	5,000	266,101	(a)	14,718,899	14,990,000
			(a)

Retained Earnings (Deficit)	(72,958)	6,370,321	(a)	(6,370,321)	(72,958)
Effect of foreign currency translation adjustments	-	149,835		(149,835)	-
TOTAL STOCKHOLDERS’ EQUITY	(22,958)	6,787,539		8,212,461	14,977,042
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$44	$20,099,152		$8,212,461	$28,311,657

(a) – Refer to Note 2(C) to the pro forma financial statements.

The accompanying notes are an integral part of these pro forma financial statements

FIRST CHINA PHARMACEUTICAL GROUP, INC.
PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

	FCPG Three Months June 30, 2010	Target Six Months June 30, 2010	Pro-Forma Adjustments June 30, 2010	Pro Forma Six Months June 30, 2010

Sales, net of tax	$-	$13,878,888	$-	13,878,888
Cost of sales	-	11,444,144	-	11,444,144

Gross margin	-	2,434,744	-	2,434,744

Expenses and other items:
Selling expenses	-	8,905		8,905
Administrative expenses	4,347	78,657	-	83,004
Depreciation and amortization	-	1,202		1,202
Other operating expenses	-	91,977		91,977
Interest income	-	(4,951)	-	(4,951)
Interest expense	-	21,585	-	21,585

Total expenses and other items	4,347	197,375	-	201,722

Income before income taxes	(4,347)	2,237,369	-	2,233,022

Income tax	-	(559,369)	-	(559,369)

Net Loss	(4,347)	1,678,000	-	1,673,653

Loss per Share – basic and diluted	$(0.000)			$(0.028)

Shares used in calculating basic and diluted loss per share	45,000,000	(a)	15,000,000	60,000,000

(a) – Refer to Note 2(C) to the pro forma financial statements.

The accompanying notes are an integral part of these pro forma financial statements

FIRST CHINA PHARMACEUTICAL GROUP, INC.
PRO FORMA CONSOLIDATED NOTES TO FINANCIAL STATEMENTS

NOTE 1 – Share Exchange Transaction

On September 15, 2010, FCPG, a public shell company, closed a share exchange transaction with Target, a private corporation, whereby 100% of the shares of Target were exchanged for 15,000,000 shares of FCPG common stock.  There was no change in beneficial ownership of FCPG as a result of the transaction and accordingly, the acquisition of Target by FCPG is considered a purchase and was accounted for as such.

The unaudited Pro Forma Combined Balance Sheet represents the combined financial position of FCPG as of June 30, 2010 and Target as of June 30, 2010.

The unaudited Pro Forma Combined Statements of Operations represents the combined results of operations of FCPG for the three months ended June 30, 2010 and Target for the six months ended June 30, 2010.

NOTE 2 - Pro Forma Adjustments

The pro forma adjustments to the consolidated balance sheet give effect to the acquisition of Target as if the transactions had occurred at the company’s respective balance sheet date of June 30, 2010.

A.	Derived from the unaudited balance sheet of FCPG as of June 30, 2010.

B.	Derived from the unaudited balance sheet of Target as of June 30, 2010.

C.
Pro forma adjustment to issue 15,000,000 common shares of FCPG for 100% of outstanding shares of Target valued at $15,000,000 being the consideration given in the transaction valued at the market price on the date of the transaction being $1.00 per share.